UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

nCoat, Inc.

(FORMERLY TYLERSTONE VENTURES CORPORATION)
(Exact name of registrant as specified in its charter)

Date of Report (Date of earliest event reported): February 2, 2007

Delaware	333-121660	98-0375406
State of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

7237 Pace Drive
Whitsett, NC 27377

(Address of principal executive offices)
Registrant's telephone number, including area code (336) 447-2000

Tylerstone Ventures Corporation
1136 Martin Street, White Rock,
British Columbia, Canada, V4B 3V9

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates”, “believes”, “estimates”, “expects”, “plans”, “projects”, “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

Item 1.01. Entry into a Material Definitive Agreement.

nCoat, Inc. (formerly Tylerstone Ventures Corporation) (the “Company filed a report on Form 8-K dated February 9, 2007 in which it indicated that the Company had entered into a Share Exchange Agreement dated February 3, 2007 (the “Agreement”), among the Company, nCoat Automotive Group, Inc. (formerly nCoat, Inc.), a Delaware corporation (“nCoat Auto”) and certain Accepting Shareholders of nCoat Auto, on behalf of themselves and other shareholders pursuant to the powers of attorney held by the Accepting Shareholders to vote those shares. On review of the document, the Company noted that the names of the corporate parties to the Agreement were Tylerstone Ventures Corporation, this Company’s former name and nCoat, Inc., nCoat Auto’s former name. nCoat Auto had changed its name on February 1, 2007 in response to a conflict with the Secretary of State’s Office of the State of Delaware, thus allowing the Company to take the registered name of nCoat, Inc on February 2, 2007 . Such set of name changes were in process in the final days of the negotiation of the Agreement, with the Company’s name change actually occurring one day prior to the execution of the Agreement. At the time of the execution, the names on the Agreement were not otherwise changed. To avoid any confusion with the name changes and the parties, the Company has executed an Amendment to the Share Exchange Agreement (the “Amendment”) setting forth the explanation and proper parties thereto. This Amendment is attached as Exhibit.99.2

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 3, 2006, the Company entered into the Agreement for the purpose of acquiring all of the issued and outstanding shares of common stock of nCoat Auto, par value $0.001 per share (“nCoat Auto Common Stock”), in exchange, for new shares of the Company’s common stock, par value $0.0001 per share (“Company Common Stock”). A copy of the original Agreement was filed with the Company’s Form 8-K filed on February 12, 2007.

(By way of background, on January 25, 2007, the Company filed with the Delaware Secretary of State a Certificate of Amendment to change the Company’s name to nCoat, Inc., increase the Company’s authorized capital to 500,000,000 shares, and to reflect a 20-for-one, stock split. After nCoat Auto changed its name from nCoat, Inc., effective February 1, 2007, the Delaware Secretary of State allowed the Company’s Certificate of Amendment to become effective February 2, 2007. Due to the NASD process to split the shares, all discussions of the Company’s shares are provided as pre-split numbers.)

On February 14, 2007, the parties to the Agreement completed the final steps of that Agreement (the “Closing”) as contemplated by the Agreement. Pursuant to the terms of the Agreement, the Company acquired 11,554,545 shares of nCoat Auto Common Stock from all shareholders of nCoat Auto which represents 100.0% of the issued and outstanding shares of nCoat Auto Common Stock, in exchange for 2,542,000 shares of Company Common Stock, which represents 57.75% of the issued and outstanding shares of Company Common Stock. As a part of the Agreement, existing shareholders of the Company returned and the Company cancelled 750,000 outstanding shares of Company Common Stock for no consideration. Both parties to the Agreement acknowledged and agreed at the closing that the actual issuance of certificates for the Company Common Stock may take up to 30 days to complete, inasmuch as a portion of the shares exchanged by nCoat Auto shareholders included shares that had been previously issued to employees of nCoat Auto and contained various restrictions including the expected restrictions and vesting schedules, that would take the transfer agent time to effect the certificate issue.

The acquisition was accounted for as a recapitalization of nCoat Auto effected by a share exchange, wherein nCoat is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of nCoat Auto have been brought forward at their book value. In addition, reverse acquisition of Tylerstone Ventures Corporation was recognized as a non-monetary exchange of the 1,860,000 shares of common stock that remained outstanding for no consideration and no goodwill has been recognized.

The Company completed two 8-K reports dated November 3, 2006 and February 8, 2007 in which it indicated that Paul S Clayson was appointed to the Board of Directors of the Company and as Chairman of that Board and Chief Executive Officer and Terry R. Holmes was appointed to the Board of Directors of the Company and as President and Chief Operating Officer. As of the date of Closing, all activities of the Company will be conducted from the Whitsett office with Mr. Clayson and Mr. Holmes serving as the only directors of the Company.

This report on Form 8-K contains much of the information which would be included in a registration statement on Form 10-KSB, and although the Company still has its former assets (comprised of a registered mining claim related to its former business relating to the exploration company purpose), it is not certain whether or not the Company has been at any time a “shell company” within the meaning of SEC Release Nos. 33-8587, 34-5028 and would thus be subject to the requirement to file a report on Form 8-K with substantially similar disclosure to that which would be contained in a Form 10-KSB. Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the combined enterprises after the acquisition of nCoat Auto, except that information relating to periods prior to the date of the reverse acquisition relate to the Company and to nCoat Auto as described.

FORM 10 DISCLOSURE

Except for historical information contained herein, the statements in this Report on Form 8-K may include forward looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results, from Company’s plan of operations or from any milestones and product development plans the Company and its management may have. Readers should carefully review the “Risk Factors” contained in this Report on Form 8-K as well as the special note on forward looking statements.

Description of Business and Properties

Our History

Overview

The Company was incorporated as “Tylerstone Ventures Corporation” under the laws of the state of Delaware on September 24, 1998 with authorized common stock of 25,000,000 shares at a par value of $.001. It has undertaken steps and phases to develop a commercially profitable mining claim, including phases of data acquisition, aerial photograph interpretation, base map preparation, prospecting and report writing, as described in the appropriate periodic reports filed by the Company with the United State Securities and Exchange Commission (the “Commission”),

The Company’s management, in the fall of 2006, began a set of discussions with the management of nCoat Auto (formerly nCoat, Inc., as more fully described below). These discussions and eventual negotiations considered the possible mutual interest between the parties for significant economic business opportunities beyond the mineral claim exploitation. The Company filed an 8-K report on February 9, 2007, detailing the parties’ execution of a negotiated Share Exchange Agreement, including a copy of that Agreement.

Although the Company still holds title to the mineral claim in which it was previously undertaking its pre-exploration process, the Company will, by reason of the acquisition of nCoat Auto, suspend its previous business activities and the determination of going forward with the steps to develop the mineral claim are unlikely at this point. Within three months of the Closing of the transaction between the Company and nCoat Auto, the management of the Company will evaluate the mineral claim asset’s role in the on going operations of the Company.

Background and History of nCoat Auto and its Operating Subsidiaries and Affiliates

As a result of the closing of the transactions contemplated by the Agreement, the Company is changing its operations to those of nCoat Auto. nCoat Auto is a nanotechnology development, licensing and distribution company incorporated in accordance with the laws of the State of Delaware, in January 2005. Originally incorporated under the name NanoCoat, Inc, nCoat Auto then changed its name because of potential trademark issues to nCoat, Inc, then to nCoat Automotive Group, Inc. Since inception, nCoat Auto’s management has focused the resources of the company to:

1) Develop proprietary nanotechnology coatings formulations into commercially viable nano-formulated coatings and materials products. Such efforts included the formation of nTech, Inc., (“nTech”), a Delaware corporation that is a wholly-owned subsidiary of nCoat Auto, designated to develop and hold proprietary intellectual property for the group.

2) Fund the acquisitions of profitable high performance coatings (surface treatment) companies in a highly fragmented cottage industry and to provide operating and expansion capital for growth of those acquisitions.

3) Exploit the organic growth prospects in nCoat Auto’s first acquisition, High Performance Coatings, Inc. (see discussion below), and in all nCoat Auto’s future acquisitions.

4) Create competitive diversification by incorporating a “distributed” production model into the specialty coatings industry that is currently rare in the high performance coatings arena.

5) Create competitive diversification by incorporating a “licensing” model into the Company's business plans. This licensing will allow nCoat Auto to provide other applicators with its coatings.

6) Provide a corporate structure for the daily management of all companies, interests, and stock held by nCoat Auto.

7) nCoat Auto will operate nTech, High Performance Coatings, Inc., and other future acquisitions to develop, integrate and sell commercially viable proprietary nano-formulated and traditional coatings products.

In connection with its acquisition business growth, nCoat Auto acquired, High Performance Coatings, Inc. (“HPC”), a 23-year old Oklahoma company that has specialized in thermal barrier, corrosion resistant, lubritic and appearance high performance coatings for the motor sports industry. From the race car roots, nCoat Auto has expanded HPC’s market-base beyond coating specialized engines and exhaust systems, to include corporate accounts of manufacturers of commercial trucks, recreational vehicles, defense applications, motorcycles, aerospace components, aviation parts, oil and gas industry suppliers, energy producers and other sophisticated users, while continuing to provide coatings and services to the after-market customer.

nCoat Auto’s management, science advisors and HPC’s management have determined that many of the coatings used by HPC as well as by nCoat Auto could be reformulated and patented into nano-formulated coatings, creating more efficient and effective coatings than currently produced by the industry. nTech, Inc., (“nTech”) has developed for nCoat Auto and its subsidiaries, trade secret formulations including nano-scale particles to enhance the performance of its coatings. Currently, nTech has applied for patents on four of its newly nano-formulated coatings that have proven to be so unique the process and performance is novel to the industry. As part of the Agreement the Company, has acquired all patents, trade secrets and other intellectual property. nCoat Auto enjoys over 1500 customers presently being served by over 130 employees.

Description of Nanotechnology

As a portion of the background of nCoat Auto, this report includes the following short description of the science behind the success at HPC and its future. According to the National Nanotechnology Initiative (“NNI”) office, nanotechnology is defined as:

“Nanotechnology is the understanding and control of matter at dimensions of roughly 1 to 100 nanometers, where unique phenomena enable novel applications. Encompassing nanoscale science, engineering and technology, nanotechnology involves imaging, measuring, modeling, and manipulating matter at this length scale.

At the nanoscale, the physical, chemical, and biological properties of materials differ in fundamental and valuable ways from the properties of individual atoms and molecules or bulk matter. Nanotechnology R&D is directed toward understanding and creating improved materials, devices, and systems that exploit these new properties.” (http://www.nano.gov/html/facts/whatIsNano.html)

nCoat Auto’s collective post-acquisition technologies are well defined by this explanation. The coatings industry is a long-established and vast market with multiple competitors. Very few of these companies have developed and are utilizing nanotechnology in their commercialized formulations and processes. nCoat Auto products incorporate traditional macro and micron level (reference to the measurement scale of a product source material, chemical reaction and/or structure after configuration) products and new nano-scale products with distinctly novel properties and functionality. Such products may be formulated with nano-scale particulates and processes, creating and taking advantage of nano-level reactions and interactions, thus impacting existing molecular structures, thereby becoming nano-formulated materials.

The Coatings Industry

The general global coatings industry is a long-established, $30 billion market with multiple competitors. The commodity coatings market segment which bears more than 85% percent of the market includes those coatings that are typically within the paint, varnish, sizing, primers and other metal pre-treatments and the like. Because it is a commodity-based segment, it has been dominated by large multi-national companies. These companies include Akzo Nobel Coatings, PPG Industries, Sherman-Williams, ICI Paints, DuPont Coatings & Color Technologies Group, BASF Coatings AG, SigmaKalon Group BV, Valspar Corp., Nippon Paint Co. Ltd., Kansai Paint Co., and Ltd. RPM, Inc. making up the top ten in annual revenues.

The competition in the high performance coatings industry, a market segment of more than $2 billion in annual revenues, is characterized by hundreds of small privately owned coatings companies with market share in several market segments. Most of the US firms are small, local or regional applicators, with many that use supplied third-party coatings. HPC is one of less than a dozen of the larger companies that could be considered large enough to be known nationally. HPC has plants in North Carolina, Oklahoma, Arizona and Utah.

The current wet-coatings industry is largely a cottage industry. No single company dominates the marketplace. This is especially true in the automotive OEM and aftermarket industries. Resulting from the relative small size of competitors in this market space, there is little product research and innovation and even less production innovation. HPC has excelled because of its research and engineering expertise. There is, however, a strategic acquisition opportunity resulting from these market dynamics. nCoat Auto expects to search for, complete due diligence on and acquire other coatings companies that (i) enjoy strong and stable market presence in a primary market targeted by nCoat Auto, (ii) are profitable, (iii) have a market image similar to HPC (high quality, high service), and (iv) can integrate nCoat Auto and/or HPC products and processes into their existing products, particularly nanotechnology know-how. nCoat Auto believes that there is exceptional opportunity for creation of a dominant company in this market space.

Company’s Product and Service Focus

As previously stated, nCoat Auto has multiple high performance coating products using proprietary chemical formulations for coating metallic, ceramic fabric and multiple other materials. These coatings provide functionality that currently solves costly problems in many industries that arise from technology advances. Key emerging problems to be solved by these coatings include; (i) high heat generated by higher speeds of machines, (ii) tensile strength and heat resistance of new composite materials, (iii) corrosion and abrasion occurring in new areas of exploration (space, high altitude, water, extreme temperature conditions, etc.), (iv) degradation of common metals from high acidic and heat conditions to meet new, aggressive federal pollution restrictions, (v) abrasion created by miniaturization through computerization, and (vi) materials degradation from high speed manufacturing systems causing heat and bonding, etc.

Following is a chart showing some of nTech’s proprietary high performance coatings, their functionality and some of the markets in which these coatings are or can be used:

HPC Product	Functionality	Market(s)
H-Series - Hi-Per Coat	High temperature coatings engineered to provide outstanding corrosion protection.	Automotive OEM, Automotive Aftermarket, Aerospace, Defense, Gas/Oil Production, Petro-Chemical Industry, Recreation, Vehicles, Heavy Trucking, Trucking Aftermarket, Racing, Medical , Marine
R-Series Hi-Per Coat Extreme	High temperature coatings designed specifically for the glass industry.	Glass Industries, Medical, Marine, Communication/Computer, Beverage
E-Series Hi-Per Coat Extreme	High temperature coating engineered to provide thermal fatigue oxidation protection up to 2,200° F while reducing temperatures by 48%.	Automotive OEM, Automotive Aftermarket, Aerospace, Defense, Gas/Oil Production, Heavy Trucking, Racing, Marine
HPC Series (Solid Dry Films)	Coatings engineered to reduce friction.	Automotive OEM, Automotive Aftermarket, Aerospace, Defense, Gas/Oil Production, Petro-Chemical

While nCoat Auto’s traditional high performance coating products will continue to be sold, the Company will focus in the near term on DISRUPTIVE proprietary nanotechnology products developed at nTech to create highly differentiated market advantages and revenue from nano-formulated products.

nCoat Auto management has identified key nano-level particulates and processes that produce previously unknown and unexploited properties for use in multiple markets. nCoat Auto management saw an emerging opportunity to use nano-formulated coatings and processes in mature industries. In particular, using recent nanotechnology developments, nano-formulated coating products can be formed with superior binding, penetration, preservation and other commercially beneficial qualities. The following simplified representation may be helpful in understanding the impact of nano-sized particulates in the coating:

The process of continual development of formulas has recently included a proprietary combination of the traditional coatings and the nano-formulated coatings to create a promising conglomeration, not unlike everyday concrete which has cement, sand, and gravel - three different sized particles which, on a vastly smaller scale, will add unique enhanced performance yet unseen in the marketplace.

Our Business Strategy

The Company is committed to providing high quality, innovative high-performance products, responsive service and competitive prices in the niche market of high performance coatings. Our goal is to become the industry leader in this space. Our principal business strategy includes the following components:

Internal Organic Growth. Because of the fractured make-up of the high performance coatings industry, we plan on continuing to expand our internal sales revenues by marketing our enhanced and superior coatings. Whereas the after-market retail customer has always been, and will continue to be, a major contributor to nCoat Auto’s successful business, the advancement of coating technology, combined with increasing environmental and pollution control concerns has created strong markets in the original equipment manufacturer (“OEM”) domain. The Company will use proceeds of the financing contemplated in the Agreement to continue to develop sales and marketing efforts on both the after-market and OEM sides of the business.

Acquisitions.  The Company will identify specific acquisition target companies in the fragmented industry that will add value beyond the purchase price in the integration of complementary business to create a synergistic market presence. While HPC has been involved in many of the industry’s different coating needs, there will be a number of attractive companies that have developed their own “sub-niche” and attractive customer base that the Company may be able exploit using the financing and future money-raising efforts in acquisition.

Distributed Model Development. The Company, through HPC and nCoat Auto’s experience, recognizes that there are opportunities to expand the business to include establishing application efforts on site for the large OEM. The “distributed” business model as envisioned by the Company allows for the establishment of on-site coatings application as part of the assembly-line process within the production process of a large customer. Savings on handling, shipping, inventory and other similar expenses demonstrate this approach for growth of the Company is rare in the industry, and yet can be additive to the Company’s revenues without large capital outlays.

Licensing Intellectual Property. The Company will enter into protective field of use licensing with those manufacturers that may be tier-one suppliers of large OEM companies or who employ a distributed production model described above. However, unlike the distributed model where application expertise and management control are inherent elements of the model, the Company sees some of this area of profitability to be the supply of proprietary coatings to third parties under a license fee and agreement.

Strengthen our research and development efforts. The Company intends to continue to strengthen and exploit our research and development capacities and provide additional novel and unique high performance products and a wide spectrum of value-added engineering services to further build up our brand in the international market.

Determination to avoid “commodity” pricing models. The Company recognizes that because of the entry into the OEM marketplace, there is a continual pressure to produce goods with an every-decreasing cost. This market pressure reality generally creates an aggressive pricing demand on the supplier or applicator. The Company has determined to balance pricing and quality and to not erode profitability by competing only on price.

Our Customers

HPC customers range from a single automotive racing enthusiast who is building his race car, classic or street rod on weekends, to regional tier 1 suppliers, to aftermarket parts manufacturers to Fortune 100 multi-national corporations with world-wide manufacturing facilities. Geographically, HPC is broadly diversified throughout the United States and has developed several international customers. The chart below shows United States cities where HPC has at least one (but typically multiple) customers:

Sales and Marketing Efforts

HPC sales efforts are divided by market. Sales groups are split between the aftermarket sales group and OEM sales group, who also handles sales of Distributed Production opportunities. OEM sales prospects may be candidates for our production in our proprietary plants or for on-site plants.

Marketing efforts support all sales groups. Marketing activities include trade shows, print advertising, internet advertising, website, racing sponsorships, public relations, collateral materials, and many others. The Marketing Department is also responsible for corporate, division and product branding.

 Our Research and Development

nTech is engaged in an active and extensive research and develop program focused both on continual development of existing coatings and development of new coatings products and binders, including nano-formulated coatings. Research is conducted and testing performed at proprietary labs, outside third party labs and customer facilities.

Our Intellectual Property

nTech holds more than 30 proprietary coatings formulations, with the majority held as proprietary trade secret intellectual properties. In addition, nTech has applied for four new patents on nano-formulated coatings and the processes used to formulate and apply those coatings. nTech is also under exploration for patents on additional nano-formulations and/or processes. nTech holds additional engineering trade secrets on processes, procedures and equipment used to formulate and apply non-nano coatings.

All key employees have signed confidentiality and non-competition agreements with the Company. In addition, all employees are obligated to protect our confidential information.  Where appropriate for our business strategy, we will continue to take steps to protect our intellectual property rights.

nTech coatings are mixed in-house at facilities secured separately from application production facilities. Formulations are kept in multiple secure facilities off-site. nTech personnel working with coatings formulations sign stringent non-disclosure, non-circumvention and assignment agreements with nTech. nTech does not conduct customer tours of mixing facilities. A limited number of nTech employees under non-disclosure agreements have access to and full knowledge of proprietary formulations.

nCoat Auto and nTech have retained the services of an experienced intellectual property law firm to advise the Company on the strategies for patent, trade secret and other intellectual property protections.

Our Facilities

nCoat currently employees people in both Utah and North Carolina. nTech employs people at a Utah. HPC has production facilities in North Carolina, Utah, Arizona, and Oklahoma.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. The Company is currently not aware of any such legal proceedings or claims that it believe will have a material adverse affect on our business, financial condition or operating results.

Change in Auditor

During the historical filings of the Company, to the best of the Company's knowledge, there have been no disagreements with Madsen & Associates, CPA's Inc. on any matters of accounting principles or practices, financial statement disclosure, or audit scope procedures, which disagreement if not resolved to the satisfaction of Madsen & Associates, CPA's Inc. would have caused them to make a reference in connection with its report on the financial statements. nCoat Auto has employed Hansen, Barnett & Maxwell P.C. for its accounting matters and to the best of nCoat Auto's knowledge, there have been no disagreements with Hansen, Barnett & Maxwell P.C. on any matters of accounting principles or practices, financial statement disclosure, or audit scope procedures, which disagreement if not resolved to the satisfaction of Hansen, Barnett & Maxwell P.C. would have caused them to make a reference in connection with its report on the financial statements. From the date of the Closing, the Company will use Hansen, Barnett & Maxwell P.C. for its continued accounting and auditing needs.

Change in Fiscal Year

Historically the Company has had a fiscal year ending August 31. nCoat Auto has maintained a fiscal year ending December 31. From the date of the Closing, the Company will adopt the calendar year end of December 31.

Risk Factors

You should carefully consider the risks described below, which constitute material risks facing the Company. If any of the following risks actually occur, the Company could be harmed. You should also refer to the other information about the Company contained in this report, including our financial statements and related notes.

RISKS RELATED TO OUR BUSINESS

nCoat Auto and HPC have a limited operating history.  nCoat Auto is a fairly new company with limited years of experience. It has acquired HPC with a 23-year historical operating history with all but the last 7 years in performance automotive markets. While the HPC operating history in their historical primary market is very strong, commercial success in new OEM markets is limited and therefore nCoat Auto/HPC has a limited number of current customers in new target markets. Further, nCoat Auto/HPC has experienced the need to refocus manufacturing to handle increased volume of OEM orders which has required significant corporate cash resources and required significant management talent to accomplish. This change led to reduced focus on sales, lower cash for operations and management disruption to the core after-market business. To meet its business plan, the Company will need to keep focused on business prospects, develop structured management and personnel responsibilities, and develop expansion plans for product development, production and services that can remain ahead of the prospective growth. Management believes the capital being sought herein will be sufficient to meet expenses during this timeframe. However, this projection is highly speculative. Further, nCoat may not raise all of the capital being sought herein. Actual results may not meet expectations and the business may prove unsuccessful.

We will depend on strategic partnerships with well-established corporations for our business growth and development .  Success of the Company may depend on developing long-term strategic partnerships with well-established corporations, many of which may seek competitive bids for services offered. Such corporations may not have an interest in promoting competing technologies. Moreover, if an agreement is entered into with a strategic partner, such partner may not aggressively market and sell the Company’s products. Management believes it can ensure an active marketing effort for Company products by providing dynamic technical sales, leveraging sales through field of use licensing, establishing on-site production facilities to reduce freight charges and capture additional margin, and leverage the good will of nCoat Auto and HPC. However, there is no assurance that management will be able to successfully negotiate these terms. If we cannot establish strong strategic partnerships, the Company’s business may ultimately prove less successful.

Our management has limited experience and contacts in some of our main markets . HPC’s former CEO grew the Company in an entrepreneurial environment for 23 years and established exceptional credibility, technical expertise and industry recognition for his work. With recent developments of prospective new and significant perpetual accounts, growth of the business has reached beyond the CEO’s experience. He sold his Company to nCoat Auto and has remained involved in a long term management contract to develop products and market to key accounts. However, his active daily role in management has been terminated and no assurance can be made that the sale of the company and his diminished presence in the Company will not have a negative impact in the racing industry marketplace.

Our products and technologies are subject to technological change and obsolescence. The Company’s products are subject to competitive technological advances and new competitive product introductions. Current competitors or new market entrants could introduce products with features that render products sold by the Company less marketable or obsolete. The Company's future success will depend, to a certain extent, on the ability to adapt to technological change and to address market needs. There can be no assurance that the Company will be able to keep pace with technological change or the demands of the marketplace.

We rely heavily on our management. The ability of the Company to execute its business plan relies to a considerable extent on the efforts of Paul Clayson and Terry Holmes. In the event that the services of Mr. Clayson and Mr. Holmes become unavailable, it could prevent nCoat from achieving its business objectives.

Many of our competitors may have greater capitalization or be better positioned in the markets we serve. The markets for the products of the Company are characterized by intense competition. The Company will seek to meet this competition by careful execution of the management plan. Nevertheless, we will be in direct competition with other companies which may possess greater capitalization, market presence and sales and distribution channels. There can be no assurance the Company will be able to successfully compete in its chosen markets.

We will require substantial working capital to implement our business plan. Projected success and growth are dependent on sufficient working capital to fund operations and product development. Management believes the capital being sought under the terms of the Agreement will be sufficient to properly fund operations through expansion of sales and operations and the development and growth of Company products. However, there can be no assurance that such funds will be sufficient or that such operational activities will be successful within the anticipated timeframe. In such case, the Company will be required to seek additional investment on terms available in the marketplace, which could materially dilute shareholders’ ownership positions. Furthermore, the failure to obtain additional working capital, if needed, could prevent the Company from achieving its business objectives.

Certain of our technologies are in the early stages of development. Some of the Company’s technologies are in an early stage of development. Some of the technologies have not been extensively market or laboratory tested. In order to fully validate the commercial feasibility of the technologies, additional product development and extensive testing must be done. All technologies experience some problems in development and testing. Any problems experienced by the Company technologies while in product development could negatively impact its performance and ability to achieve its business objectives.

We may difficulty integrating future acquisitions. The Company expects to acquire other coatings companies. The management of Company will undertake extensive due diligence of all future acquisition prospects to understand all aspects, including the history, management, markets, operations, sales and finance, of the domestic and international business of acquisition targets. While much can and will be discovered, no assurances can be made that management will receive full disclosure of all aspects of an acquisition target’s business and operations. Company’s management expects to negotiate a holdback of a portion of any purchase money for a negotiated number of months which may be used to offset losses if damages occur resulting from undisclosed information. However, such holdback may not cover all damages if material losses occur from the impact of undisclosed information.

Our processes and equipment are subject to the risk of unexpected failures. Our manufacturing processes are extremely specialized and depend on critical pieces of equipment, such as air compressors, ovens, application machinery, conveyor systems, overhead cranes and other machinery and may have to be repaired or replaced. On occasion, our equipment may be out of service as a result of unanticipated failures which may result in material plant shutdowns or periods of reduced production without significant expense and time delay. Interruptions in production capabilities will inevitably increase production costs and reduce our sales and earnings. In addition to equipment failures, our facilities are also subject to the risk of catastrophic loss due to unanticipated events such as fires, explosions or adverse weather conditions. Furthermore, any interruption in production capability may require us to make large capital expenditures to remedy the situation, which could have a negative effect on our profitability and cash flows. Although we have business interruption insurance, we cannot provide any assurance that the insurance will cover all losses that we experience as a result of the equipment failures. In addition, longer-term business disruption could result in a loss of customers. If this were to occur, our future sales levels, and therefore our profitability, could be adversely affected.

We are subject to unexpected fluctuations in world-wide pricing and availability of source materials. Supplies of source materials used in the formulations of our coatings and those of future acquisitions are subject to world-wide availability. Availability of such materials may become scarce and or subject to government regulations prohibiting manufacturing, mining or development, thus causing shortages or lack of availability of key ingredients to the coatings formulations. In addition, these source materials are subject to potential pricing increases which could have a material adverse effect on the Companies ability to sell the coatings products or maintain existing commercial accounts. While the Company believes that current supplies and pricing of source materials are at adequate levels to allow the Company to meet our plans, both conditions could lead to significant decreases in sales and existing Company revenues.

We may be subject to increasing environmental regulations. The Company may be subject to various national and local environmental laws and regulations concerning issues such as air emissions, wastewater discharges, and solid waste management and disposal. These laws and regulations can restrict or limit Company operations and expose us to liability and penalties for non-compliance. While the Company management believes that facilities are in material compliance with all applicable environmental laws and regulations, the risks of substantial unanticipated costs and liabilities related to compliance with these laws and regulations are an inherent part of our business. Future conditions may develop, arise or be discovered that create new environmental compliance or remediation liabilities and costs. While the Company believes that we can comply with existing environmental legislation and regulatory requirements and that the costs of compliance have been included within budgeted cost estimates, compliance may prove to be more limiting and costly than anticipated.

There is no guarantee that we will be able to protect our intellectual property.  As part of our business strategy, we intend to accelerate our investment in new technologies in an effort to strengthen and differentiate our product portfolio and make our manufacturing processes more efficient. As a result, we believe that the protection of our intellectual property will become increasingly important to our business. Currently, nCoat Auto has patent applications pending. The Company expects to rely on a combination of patents, trade secrets, trademarks and copyrights to provide protection in this regard, but this protection might be inadequate. For example, pending or future patent applications might not be approved or, if allowed, they might not be of sufficient strength or scope. Conversely, third parties might assert that technologies infringe their proprietary rights. In either case, litigation could result in substantial costs and diversion of our resources, and whether or not the Company is ultimately successful, the litigation could hurt our business and financial condition.

We may be subject to numerous risks as we expand our business. The Company plans to grow both through internal organic growth as well as by planned acquisitions. The Company will expand several new production lines which are expected to be put into operation over the next twelve months. Such planned business growth may place a significant strain on Company personnel, management, financial systems and other resources. The Company’s business growth also presents numerous risks and challenges, including:

- Our ability to successfully and rapidly expand sales to potential customers in response to potentially increasing demand;
- The costs associated with such growth, which are difficult to quantify, but could be significant; and
- Rapid technological change.

To accommodate this growth and compete effectively, the Company may need to obtain additional funding to improve information systems, procedures and controls and expand, train, motivate and manage existing and additional employees. Funding may not be available in a sufficient amount or on favorable terms, if at all. If the Company is not able to manage these activities and implement these strategies successfully to expand to meet any increased demand, its operating results could suffer.

We may incur significant costs to comply with the “controls of procedures” requirement of the securities laws.  As directed by Section 404 of the Sarbanes-Oxley Act of 2002 or “SOX 404”, the Securities and Exchange Commission or “SEC” adopted rules requiring public companies to include a report of management on the company’s internal controls over financial reporting in their annual reports, including Form 10-K. In addition, the independent registered public accounting firm auditing a company’s financial statements must also attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting as well as the operating effectiveness of the company’s internal controls. nCoat Auto was not subject to these requirements until the Closing. Anticipating the possible Agreement, both the Company and nCoat Auto have evaluated internal control systems in order to allow management to report thereon, and our independent auditors to attest to, our internal controls as required by these requirements of SOX 404. Under current law, we will be subject to these requirements beginning with the management report for our annual report for the fiscal year ending December 2007 and our auditor attestation for our 2008 annual report. We can provide no assurance that we will comply with all of the requirements imposed thereby. There can be no assurance that we will receive a positive attestation from our independent auditors. In the event we identify significant deficiencies or material weaknesses in our internal controls that we cannot remediate in a timely manner or we are unable to receive a positive attestation from our independent auditors with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements.

We may not be able to pay dividends for the foreseeable future. The payment of any dividends to shareholders is dependent on the Company’s ability to create profits from operations. If the Company fails to create a profitable operation, there may be no dividends paid.

We are dependent on the services of key personnel. The loss of any of whom could have a material adverse impact on our business. The Company’s future success depends, to a significant extent, on its ability to attract, train and retain technical and professional personnel. Recruiting and retaining capable personnel, particularly those with expertise in the industry, are vital to success. There is substantial competition for qualified technical personnel, and there can be no assurance that the Company will be able to attract or retain such personnel. If it is unable to attract and retain qualified employees, the business may be materially and adversely affected.

Risks Relating to an Investment in our Securities

Our market price likely will be volatile and beyond our control.  As the Company is a new company in the public market , the market price for Company shares is likely to be highly volatile and subject to wide fluctuations in response to factors including the following:

•	announcements of technological or competitive developments;

•	regulatory developments in target markets affecting the Company, customers or competitors;

•	announcements regarding patent litigation or the issuance of patents to the Company or its competitors;

•	announcements of studies and reports relating to the conversion efficiencies of our anticipated products or those of our competitors;

•	actual or anticipated fluctuations in our quarterly operating results;

•	changes in financial estimates by securities research analysts;

•	changes in the economic performance or market valuations of other high performance coating industry companies;

•	addition or departure of our executive officers and key personnel;

•	release or expiry of resale restrictions on other outstanding common shares; and

•	sales or perceived sales of additional shares to raise working capital.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also have a material adverse effect on the market price of our shares.
Our ownership is highly concentrated in a few individuals. There is a large portion of the Company’s stock owned by few individuals. As seen below 59.02% of the Company’s outstanding voting securities are beneficially owned by a few shareholders. As a result, they possess significant influence and can elect a majority of our board of directors and to authorize or prevent proposed significant corporate transactions. Their ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

Trading in our common stock is limited. The Company’s common stock is quoted on the OTC Bulletin Board. The OTC Bulletin Board is a significantly more limited market than the New York Stock Exchange or NASDAQ system. The quotation of Company shares on the OTC Bulletin Board may result in a less liquid market available for existing and potential stockholders to trade shares of its common stock could depress the trading price of its common stock and could have a long-term adverse impact on the Company’s ability to raise capital in the future.

We may be subject to penny stock regulations and restrictions. The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Because we have not yet traded in the public market, the closing price of our stock may designated a “penny stock.” As a “penny stock,” our common stock may become subject to Rule 15g-9 under the Exchange Act of 1934, or the “Penny Stock Rule.” This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Securities Exchange Act of 1934, or “Exchange Act”, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Security Ownership of Certain Beneficial Owners and Management

Unless provided for otherwise, the address for each of the beneficial owners named below is the Company’s business address.

The following table sets forth information regarding the beneficial ownership of shares of the Company’s common stock as of the date of this report on a pre-split basis, including surrender for cancellation of 750,000 shares and the issuance of additional shares in connection with the Closing of the merger. (4,402,000 shares issued and outstanding) by (1) all stockholders known to the Company to be beneficial owners of more than 5 percent of the outstanding common stock; and (2) all directors and executive officers of the Company, individually and collectively as a group. Unless provided for otherwise, the address for each of the beneficial owners named below is the Company’s business address.

Title orClass	Name and Address of Beneficial Owner (1)	Amount of Beneficial Ownership prior to merger(2)	Amount of Beneficial Ownership after the merger	Percent of Class

Common Stock	Laurence Stephenson 302-15015 Victoria Ave. White Rock, B.C., Canada, V4B 1G2	250,000 (3)	0 (5)	0.00%

Common Stock	Louise M. Murphy #42 - 2951 Panorama Dr. Coquitlam, B.C., Canada, V3E 2W3	250,000 (3)	0 (5)	0.00%

Common Stock	Fred Hawkins 13028 98A Avenue Surrey, British Columbia, Canada, V3T 1C6	450,000(3)(4)	450,000	10.22%

Common Stock	Edward Skoda Apdo Postal No. 379 Chapala, Jalisco, Mexico, CP 45900	250,000 (3)	0 (5)	0.00%

Common Stock	Paul S. Clayson	0	672,594 (5)	15.28%

Common Stock	Terry R. Holmes	0	672,594 (5)	15.28%

Common Stock	Mark H. Wiles	0	802,930 (5)	18.24%

Common Stock	Ownership of all directors and officers as a group		1,345,188 (5)	30.56%

(1)   As of the date of this report, there were 4,402,000 common shares issued and outstanding as a result of the Closing Unless otherwise noted, the security ownership disclosed in this table is of record and beneficial.

(2)   Under Rule 13-d under the Exchange Act, shares not outstanding but subject to options, warrants, rights, conversion privileges pursuant to which such shares may be acquired in the next 60 days are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the persons having such rights, but are not deemed outstanding for the purpose of computing the percentage for such other persons.

(3)   These shares are restricted since they were issued in compliance with the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. After these shares have been held for one year, the Directors and Officers of the Company could sell 1% of the outstanding stock in the Company every three months. Therefore, this stock can be sold after the expiration of one year in compliance with the provisions of Rule 144. There are “stock transfer” instructions placed against these certificates and a legend has been imprinted on the stock certificates themselves.

(4)   Includes shares issued to Fred Hawkins, a former director of the Company, wife and daughter who reside in the same house. Other than those listed, the Company does not know of any other shareholder who has more than 5 percent of the issued shares.

(5)   The decrease and increase represent the effects of the Agreement, including the surrender of shares.

There are employees of nCoat Auto holding shares that have vesting restrictions. As a portion of those restrictions the individual employee granted a power of attorney to Mr. Clayson, Mr. Holmes, Mr. Wiles and one other original nCoat Auto shareholder to vote the restricted shares until the restriction lifts. At the greatest number in time, those shares represent less than 330,000 shares, with the number decreasing by 40% the first year and 20% for the next three years after the anniversary date of their original issue of February 2,2007

Directors and Executive Officers

Paul S. Clayson	50	CEO and Chairman of the Board of Directors Served since October 2006.
Terry R. Holmes	59	President, COO and Director Served since October 2006.

Paul S. Clayson

Mr. Clayson has been a business owner, global strategic planning expert, financial and investment strategist and political advisor for the past 25 years. He currently serves as President and Chief Operating Officer and equity partner of Sequoia Pacific Research Company, an award-winning diversified nanotechnology company. Previously, Mr. Clayson managed congressional campaigns and served as Chief of Staff to two U.S. Congressmen and as a lead advance agent to two U.S. Presidents. Mr. Clayson served as senior management and operations officer for three prominent institutional investment advisory and research firms in Portland, Oregon, growing assets under management from $400 million to over $2 billion in under four years. He also served as senior officer for a Utah publicly traded software technology company where he developed global marketing, business, product development and finance strategies and grew the company from a no-revenue R&D company to a globally commercialized firm with customers world-wide and development contracts with many of the worlds dominant computer, semiconductor, telecom and consumer electronics companies.

Terry R. Holmes

Mr. Holmes has 35 years of high level business experience as a serial entrepreneur successfully starting numerous profitable technology enterprises, primarily in the telephony, software development and interactive voice response (IVR) industries. Mr. Holmes has incubated numerous software applications and commercialized many into companies, which have collective current sales of over $60 million per month. Mr. Holmes founded the first ASP voice mail bureau in the United Stated of America and developed a total of 3 voice mail bureaus, then sold his interest to develop systems for the IVR industry. Mr. Holmes has founded and been CEO and Chairman of several telephony software companies, including; a telephony interconnect company, a telecom consulting company, an MLM ASP software development and licensing company and a health benefit eligibility and enrollment ASP software development and licensing company. Currently, he serves as CEO and Chairman of the Board of TelNetZ, Inc., an ASP telephony and web services company, and as CEO and Chairman of Sequoia Pacific Research Company, L.L.C., an award-winning nano-technology research, development and technology licensing company, which he founded in 2001.

Cash Compensation

The following table sets forth compensation paid or accrued by the Company for the last four years ended August 31, 2006 to directors and officers:

Summary Compensation Table ( 2003, 2004, 2005 and 2006)

Long Term Compensation (US Dollars)
	Annual Compensation			Awards		Payouts
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)
Name and Principal position	Year	Salary	Other Annual Comp. ($)	Restricted Stock awards ($)	Options/ SAR (#)	LTIP payouts ($)	All other compen- sation ($)

Laurence Stephenson Former President, and Director	2004 2005 2006 Fiscal 2007 to date	-0- -0- 4,500	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0- 7,787

Louise Murphy Former Secretary Treasurer and Former Director	2004 2005 2006 Fiscal 2007 to date	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0- 4,901

Edward Skoda Former Director	2003 2004 2005 2006 Fiscal 2007 to date	1,575 2,000 6,000 4,600	-0- -0- -0- -0-	-0- -0- -0- -0-	-0- -0- -0- -0-	-0- -0- -0- -0-	-0- -0- -0- -0- 5,002

Fred Hawkins Former President Former Director	2003 2004 2005 2006 Fiscal 2007 to date	-0- -0- -0- -0-	-0- -0- -0- -0-	-0- -0- -0- -0-	-0- -0- -0- -0-	-0- -0- -0- -0-	-0- -0- -0- -0- 6,685

Robin Brine Former Director	2004 2003	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-

Gerald Hardy Former Director	2003 2004	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-

Those that received “other compensation” above were paid for expenses and other costs as they resigned their positions in the Company in October.

There are no stock options outstanding as at September 30, 2006 and no options have been granted in 2006, but it is contemplated in the future the Company may issue stock options in the future to officers, directors, advisers and future employees.

The following table sets forth compensation paid or accrued by the Company for the period of time from their appointment as present officers and directors to the date of this report and the expected compensation to be paid to the end of the calendar year:

Table (Oct 2006 to date,2007 projected)

Long Term Compensation (US Dollars)
	Annual Compensation			Awards Payouts
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)
Name and Principal position	Year	Salary	Other Annual Comp. ($)	Restricted Stock awards ($)	Options/ SAR (#)	LTIP payouts ($)	All other compen- sation ($)

Paul S Clayson Chief Executive Officer and Director	Oct2006 to date 2007projected	-0- 180,000	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-

Terry R. Holmes President and Director	Oct2006 to date 2007projected	-0- 180,000	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-

Summary

Equity Compensation

Under the Agreement, the Company has assumed nCoat Auto’s employee stock, both that stock issued and restricted only by Rule 144, as well as those shares restricted by the individual vesting periods for each employee.

Director Compensation

The Company currently does not pay compensation to the Company’s directors. However the Company is currently evaluating possible compensation arrangements for its directors.

Dividends

We have neither declared nor paid any cash dividends on our capital stock and do not anticipate paying cash dividends in the foreseeable future. Our current policy is to retain any earnings in order to finance the expansion of our operations. Our board of directors will determine future declaration and payment of dividends, if any, in light of the then-current conditions they deem relevant and in accordance with applicable corporate law.

Item 3.02. Unregistered Sales of Equity Securities

The securities issued in connection with the Agreement, as discussed above in Section 2.01 and 2.02 (which discussion is incorporated herein by reference) were issued without registration under the 1933 Act in reliance on Section 4(2) of the 1933 Act and the rules and regulations promulgated thereunder.

Item 4.01 Change in Company’s Certifying Accountant

To the extent applicable, the information provided under Item 2.01 above is incorporated herein by reference.

Item 5.03 Change in Company’s Fiscal Year

To the extent applicable, the information provided under Item 2.01 above is incorporated herein by reference.

Item 5.06. Change in Shell Company Status

To the extent applicable, the information provided under Item 2.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

See pages 25-41

(b)	Financial Statements of Company

See pages 42-48

(c)	Pro Forma Financial Information

See pages

(d) Shareholder Transactions

See pages

(d) Exhibits

Exhibit 99.2  Amendment No. 5 to Share Exchange Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2007	nCoat, Inc.

	By:	/s/ Paul S Clayson
Paul S Clayson
Chief Executive Officer

nCoat, Inc. and Subsidiaries

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM
AND
CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2006 AND 2005 (Unaudited)
AND
DECEMBER 31, 2005 AND 2004

nCoat Automotive Group, Inc. and Subsidiaries

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	26

Consolidated Balance Sheets - September 30, 2006 (Unaudited) and December 31, 2005 and 2004	27

Consolidated Statements of Operations for the Nine Months Ended September 30, 2006 and 2005 (Unaudited), for the Year Ended December 31, 2005 and for the Period from September 25, 2004 (Date of Inception) through December 31, 2004	28

Consolidated Statements of Stockholders’ Equity for the Period from September 25, 2004 (Date of Inception) through December 31, 2004, for the Year Ended December 31, 2005 and for the Nine Months Ended September 30, 2006	29

Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2006 and 2005 (Unaudited), for the Year Ended December 31, 2005 and for the period from September 25, 2004 (Date of Inception) through December 31, 2004	30

Notes to Consolidated Financial Statements	31

________________________________

HANSEN, BARNETT& MAXWELL
A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS	Registered with the Public Company
5 Triad Center, Suite 750	Accounting Oversight Board
Salt Lake City, UT 84180-1128
Phone: (801) 532-2200 Fax: (801) 532-7944
www.hbmcpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and the Stockholders
nCoat, Inc.

We have audited the accompanying consolidated balance sheets of nCoat Automotive Group, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2005 and for the period from September 25, 2004 (date of inception) through December 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of nCoat Automotive Group, Inc. and subsidiaries as of December 31, 2005 and 2004, and the results of their operations and their cash flows for the year ended December 31, 2005 and for the period from September 25, 2004 (date of inception) through December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations, used cash in its operating activities and, at December 31, 2005, had an accumulated deficit of $1,666,779. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

HANSEN, BARNETT & MAXWELL
Salt Lake City, Utah
April 14, 2006

nCoat Automotive Group, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2006	2005	2004
ASSETS	(Unaudited)
Current Assets
Cash	$81,794	$862,182	$-
Trade receivables, net of allowance for doubtful accounts of $13,747 (unaudited), $13,747, and $0, respectively	504,746	444,419	-
Inventory	91,836	114,139	-
Deferred loan costs	-	433,499	-
Other current assets	29,438	11,351	-
Deferred income tax assets	191,628	194,471	-
Total Current Assets	899,442	2,060,061	-

Property and Equipment, net of $134,571 (unaudited), $31,949, and $0 accumulated depreciation, respectively	1,212,722	522,089	-

Intangible Assets, net of $629,267 (unaudited), $182,892, and $0 accumulated amortization, respectively	3,362,177	3,805,552	-
Total Assets	$5,474,341	$6,387,702	$-

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable	$1,341,279	$315,570	$-
Checks drawn in excess of cash in bank	39,480	96,000	-
Accrued liabilities	166,098	-	-
Current portion of notes payable, net of $0 (unaudited), $801,880, and $0 unamortized discount, respectively	3,194,646	2,345,819	-
Payable to shareholders	-	-	408,669
Accrued consulting obligation	500,000	500,000	-
Current portion of obligations under capital leases	124,226	8,937	-
Total Current Liabilities	5,365,729	3,266,326	408,669
Long-Term Liabilities
Notes payable, net of current portion	68,675	66,080	-
Obligations under capital leases , net of current portion	497,102	-	-
Deferred income taxes	191,628	946,090	-
Total Long-Term Liabilities	757,405	1,012,170	-
Stockholders' Equity (Deficit)
Common stock - $0.001 par value; 15,000,000 shares authorized; 7,650,000 shares (unaudited), 6,362,121 shares and 5,000,000 shares outstanding, respectively	7,650	6,362	5,000
Additional (deficit) paid-in capital	5,268,335	3,769,623	(5,000)
Accumulated deficit	(5,924,778)	(1,666,779)	(408,669)
Total Stockholders' Equity (Deficit)	(648,793)	2,109,206	(408,669)
Total Liabilities and Stockholders' Equity (Deficit)	$5,474,341	$6,387,702	$-

The accompanying notes are an integral part of these consolidated financial statements.

nCoat Automotive Group, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Nine Months Ended September 30,		For the Year Ended December 31,	For the Period from September 25, 2004 (Date of Inception) through December 31,
	2006	2005	2005	2004
	(Unaudited)	(Unaudited)
Net Sales	$4,205,519	$-	$1,106,253	$-
Cost of Goods Sold	3,658,256	-	944,871	-
Gross Profit	547,263	-	161,382	-
General and Administrative Expense	2,970,244	367,423	1,238,398	408,669
Research and Development Expense	909,150	-	-	-
Loss from Operations	(3,332,131)	(367,423)	(1,077,016)	(408,669)
Interest Expense	(1,657,401)	-	(695,970)	-
Other Income (Expense)	(20,086)	-	14,614	-
Loss Before Income Taxes	(5,009,618)	(367,423)	(1,758,372)	(408,669)
Income Tax Benefit	751,619	-	500,262	-
Net Loss	$(4,257,999)	$(367,423)	$(1,258,110)	$(408,669)

Basic and Diluted Loss per Share	$(0.61)	$(0.07)	$(0.20)	$(0.08)
Basic and Diluted Weighted-Average Shares Outstanding	6,928,222	5,000,000	6,157,107	5,000,000

The accompanying notes are an integral part of these consolidated financial statements.

nCoat Automotive Group, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

For the Period from September 25, 2004 (Date of Inception) through December 31, 2004,
For the Year Ended December 31, 2005 and for the Nine Months
Ended September 30, 2006 (Unaudited)

	Common Stock		Additional (Deficit) Paid-In	Accumulated	Total Stockholders' Equity
	Shares	Amount	Capital	Deficit	(Deficit)
September 25, 2004 (Date of Inception)	-	$-	$-	$-	$-
Shares issued to founders upon incorporation of business	5,000,000	5,000	(5,000)	-	-
Net loss	-	-	-	(408,669)	(408,669)
Balance - December 31, 2004	5,000,000	5,000	(5,000)	(408,669)	(408,669)
Shares issued for services, $1.98 per share	100,000	100	197,900	-	198,000
Shares issued for cash, 1.98 per share	1,262,121	1,262	2,498,738	-	2,500,000
Issuance of warrants for cash	-	-	1,077,985	-	1,077,985
Net loss	-	-	-	(1,258,110)	(1,258,110)
Balance - December 31, 2005	6,362,121	6,362	3,769,623	(1,666,779)	2,109,206
Shares issued for cash, 1.16 per share (Unaudited)	1,287,879	1,288	1,498,712	-	1,500,000
Net Loss (Unaudited)	-	-	-	(4,257,999)	(4,257,999)
Balance - September 30,2006 (Unaudited)	7,650,000	$7,650	$5,268,335	$(5,924,778)	$(648,793)

The accompanying notes are an integral part of these consolidated financial statements.

nCoat Automotive Group, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,		For the Year Ended December 31,	For the Period from September 25, 2004 (Date of Inception) through December 31,
	2006	2005	2005	2004
	(Unaudited)	(Unaudited)
Cash Flows From Operating Activities
Net loss	$(4,257,999)	$(367,423)	$(1,258,110)	$(408,669)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	102,622	-	31,949	-
Amortization of intangible assets	443,375	-	185,892	-
Amortization of discount on notes payable and deferred loan costs	1,235,379	-	420,606	-
Deferred income tax benefit	(751,619)	-	(479,160)	-
Stock issued for services	-	-	198,000	-
Expenses paid by increase in payable to shareholders	-	367,423	-	408,669
Changes in assets and liabilities, net of effects from purchase of
High Performance Coatings, Inc.:
Accounts receivable	(60,327)	-	246,463	-
Inventory	22,303	-	(32,705)	-
Other current assets	(18,087)	-	52,841	-
Accounts payable	1,025,647	-	46,477	-
Accrued liabilities	166,160	-	(21,696)	-
Net Cash Provided by Operating Activities	(2,092,546)	-	(609,443)	-
Cash Flows From Investing Activities
Purchase of High Performance Coatings, Inc., net of cash acquired	-	-	(2,955,790)	-
Purchase of property and equipment	(134,538)	-	(170,816)	-
Net Cash Used in Investing Activities	(134,538)	-	(3,126,606)	-
Cash Flows From Financing Activities
Proceeds from issuance of common stock	1,500,000	-	2,500,000	-
Proceeds from issuance of warrants	-	-	1,077,985	-
Proceeds from issuance of notes payable	61,523	-	1,922,015	-
Payment of deferred loan costs	-	-	(578,000)	-
Principal payments on notes payable	(11,981)	-	(9,437)	-
Payments of payable to shareholders	-	-	(408,669)	-
Principal payments under capital lease obligation	(46,326)	-	(1,663)	-
Proceeds from (repayment of) checks drawn in excess of cash in bank	(56,520)	-	96,000	-
Net Cash Used in Financing Activities	1,446,696	-	4,598,231	-
Net Increase (Decrease) in Cash	(780,388)	-	862,182	-
Cash At Beginning of Period	862,182	-	-	-
Cash At End of Period	$81,794	$-	$862,182	$-
Supplemental Disclosures of Cash Flow Information
Cash paid for interest	$422,022	$-	$275,364	$-

Supplemental Schedule of Noncash Investing and Financing Activities

In connection with the acquisition of High Performance Coatings, Inc. on September 30, 2005, liabilities were assumed as follows:

Fair value of assets acquired	$5,244,784
Cash paid for common stock	(3,000,000)
Liabilities Assumed	$8,244,784

During the period ended September 30, 2006 and December 31, 2005 the Company incurred capital lease obligations of $658,717 and $10,600, respectively, for the lease of equipment. On September 25, 2004, the Company issued 5,000,000 shares of common stock to the founders of the Company for no consideration.

The accompanying notes are an integral part of these consolidated financial statements.

nCoat Automotive Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information with Respect to September 30, 2006 and for the Nine Months
Ended September 30, 2006 and 2005 is Unaudited)

NOTE 1 - SUMMARY SIGNIFICANT ACCOUNTING POLICES

Nature of Business - nCoat, Inc. operated as an unincorporated association from September 25, 2004, when it began efforts to acquire High Performance Coatings, Inc., which was acquired on September 30, 2005. nCoat, Inc. was incorporated in Delaware in January 2005 and was a development stage enterprise until September 30, 2005 when High Performance Coatings, Inc. was acquired. In May 2006, the Company formed nTech, Inc. On February 1, 2007, the shareholders of nCoat, Inc. changed its name to nCoat Automotive Group, Inc. (the Company or nCoat).

Mainly through its subsidiary, High performance Coatings, Inc., the Company formulates, sells and applies surface coatings for equipment and parts that need protection from heat, corrosion and friction as well as for appearance. The Company also provides coating application services to original parts and equipment manufacturers and to after-market manufacturers, individuals and businesses. Current operations are conducted from three production plants located in Bluffdale, Utah, Chandler, Arizona and Oklahoma City, Oklahoma. A fourth plant has been established in Whitsett, North Carolina, which was in a testing and startup phase through September 30, 2006. The North Carolina plant started production October 1, 2006. In addition, the Company has franchise agreements in France, New Zealand and Australia. The Company received no franchise fees from the franchisees. Under the agreements, the Company has sold a minor amount of its coatings to the franchisees.

Interim Financial Statements - In the opinion of the Company’s management, the accompanying unaudited financial statements at September 30, 2006 and for the nine months ended September 30, 2006 and 2005 contain all adjustments (consisting of only normal recurring adjustments) necessary to fairly present the Company’s financial position as of September 30, 2006, and the results of its operations and its cash flows for the nine months ended September 30, 2006 and 2005. The results of operations for the nine months ended September 30, 2006, may not be indicative of the results that may be expected for the year ending December 31, 2006 or for any other period.

Principles of Consolidation - The accompanying consolidated financial statements include the accounts and transactions of nCoat Automotive Group, Inc. and its wholly owned subsidiaries High Performance Coatings, Inc. and nTech, Inc. from the dates of their acquisition or formation. Intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates— The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Business Condition - The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company suffered losses of $4,257,999 and $1,258,110 during the nine months ended September 30, 2006 and the year ended December 31, 2005, respectively. The Company used $2,092,546 and $609,443 of cash in operating activities during the nine months ended September 30, 2006 and the year ended December 31, 2005, respectively. At September 30, 2006 and December 31, 2005, the company had a working capital deficiency of $4,466,287 and $1,206,265, respectively, and at September 30, 2006, the Company had a capital deficiency of $648,793. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing, and ultimately to attain profitable operations. Management is in the process of negotiating various sales agreements and financing agreements with plans that these agreements will enable the Company to generate sufficient cash flow for the Company to continue as a going concern.

nCoat Automotive Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information with Respect to September 30, 2006 and for the Nine Months
Ended September 30, 2006 and 2005 is Unaudited)

Allowance for doubtful accounts — An allowance for uncollectible accounts receivable is established by charges to operations for amounts required to maintain an adequate allowance, in management’s judgment, to cover anticipated losses from customer accounts and sales returns. Such accounts are charged to the allowance when collection appears doubtful. Any subsequent recoveries are credited to the allowance account.

Inventory— Inventory consists of raw materials, labor and overhead. Inventory is maintained at the lower of cost, computed on a first-in, first-out basis, or market.

Property and Equipment— Property and equipment are stated at cost. Addition and major improvements are capitalized while maintenance and repairs are charged to operations. Upon retirement, sale or disposition, the cost and the accumulated depreciation of the items sold are eliminated from the accounts, and any gain or loss is recognized in operations. Depreciation is computed using the straight-line method and is recognized over the estimated useful lives of the property and equipment, which are three to ten years.

Revenue Recognition— Revenue from the sale of coatings is recognized when shipped and revenue from services is recorded at the time of shipment of the customers’ coated equipment and parts to the customers, which represents the completion of the earnings process.

Advertising— Advertising costs are expensed at the time the advertising takes place. Advertising expense totaled $123,414 and $7,509 for the nine months ended September 30, 2006 and for the year ended December 31, 2005, respectively.

Concentration of Credit Risk— Financial instruments which potentially subject the Company to concentration of credit risk consist primarily of trade receivables. In the normal course of business, the Company provides credit terms to its customers. The Company performs ongoing credit evaluations of its customers and maintains allowances for possible losses which, when realized, have been within the range of management’s expectations.

Fair Value of Financial Instruments— The carrying amounts of notes payable and obligations under capital leases approximate fair value. Fair value was determined based upon the amounts recently negotiated with third parties and based upon the short-term maturities of these financial instruments.

Impairment of Long-Lived Assets— The Company reviews its long-lived assets for impairment at least annually and whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Recovery is measured by a comparison of the carrying amount of an asset or asset group to estimated future undiscounted net cash flows of the related asset or group of assets over their remaining lives. If the carrying amount of an asset exceeds the future undiscounted cash flows, an impairment loss is recognized for the amount by which the carrying amount exceeds the estimated fair value of the asset. Fair value is normally determined based on the discounted net cash flows of the asset or asset group. As a result of the impairment analysis, no impairment of long-lived assets was recognized during the nine months ended September 30, 2006 or during the year ended December 31, 2005.

nCoat Automotive Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information with Respect to September 30, 2006 and for the Nine Months
Ended September 30, 2006 and 2005 is Unaudited)

Research and Development— Research and development costs are expensed when incurred.

Basic and Diluted Loss Per Share — Basic loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding during each period. Diluted loss per share is computed by dividing net loss by the weighted-average number of common shares outstanding plus the potential common shares of common stock outstanding during each period except during periods when those potential common shares are anti-dilutive. During the nine months ended September 30, 2006 and the year ended December 31, 2005, there were 850,000 warrants to purchase common stock that were excluded from the calculation of diluted loss per share.

Recently Enacted Accounting Standards
In September 2006, the Financial Accounting Standards Board (FASB) issued SFAS No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Benefit Plans an amendment of FASB Statements No. 87, 88, and 132(R) (SFAS 158). SFAS 158 requires companies to recognize the overfunded or underfunded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in that funded status through comprehensive income. The recognition of an asset and liability related to the funded status provision is effective for fiscal years ending after December 15, 2006. Accordingly, the Company will adopt SFAS 158 during the fourth quarter of 2006. The Company does not currently provide benefits of the nature covered by SFAS 158 and does not anticipate that the adoption of SFAS 158 will have any impact on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (SFAS 157). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Accordingly, the Company will adopt SFAS 157 in 2008. The Company is currently evaluating the impact of SFAS 157 on the consolidated financial statements.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No.108 (SAB 108). SAB 108 considers the effects of prior year misstatements when quantifying misstatements in current year financial statements. It is effective for fiscal years ending after November 15, 2006. Accordingly, the Company will adopt SAB 108 during the fourth quarter of 2006. The Company does not believe the adoption of SAB 108 will have a material impact on its consolidated financial statements.

In June 2006, the FASB issued FASB Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109 (FIN 48), which clarifies the accounting for uncertainty in tax positions. FIN 48 requires financial statement recognition of the impact of a tax position, if that position is more likely than not to be sustained on examination, based on the technical merits of the position. This interpretation is effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to retained earnings as of the beginning of the period of adoption. Accordingly, the Company will adopt FIN 48 in first quarter of 2007. The Company is currently evaluating the impact of FIN 48 on the consolidated financial statements.

nCoat Automotive Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information with Respect to September 30, 2006 and for the Nine Months
Ended September 30, 2006 and 2005 is Unaudited)

Inventory Costs - On January 1, 2006, the Company adopted SFAS No. 151, Inventory Costs. SFAS No. 151 requires idle facility expenses, freight, handling costs and wasted material (spoilage) costs to be recognized as current-period charges. It also requires the allocation of variable and fixed production costs to Inventory. The Company generally followed the requirements of SFAS No. 151 prior to its required adoption date. The adoption of this standard did not have any appreciable impact on the Company’s results of operations or financial position.

Share-Based Payment - On January 1, 2006, the Company adopted SFAS No. 123R, Share-Based Payment, which is a revision to SFAS No. 123. SFAS No. 123R, which requires the measurement and recognition of compensation expense for all share-based payment awards to employees and directors based on estimated fair values. The adoption of SFAS No. 123R had no impact on the Company’s financial statements because the Company has not issued stock or granted options to employees.

Exchange of Nonmonetary Assets - On January 1, 2006, the Company adopted SFAS No. 153, Exchanges of Nonmonetary Assets. This Statement amended APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaced it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The adoption of SFAS 153 did not have a material impact on the financial position or results of operations of the Company.

Accounting Changes and Error Corrections - On January 1, 2006, the Company adopted SFAS No. 154, Accounting Changes and Error Corrections. This Statement requires retrospective application of changes in accounting principle to prior periods, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The adoption of SFAS 154 did not have a material impact on the Company’s financial position or results of operations.

Hybrid Financial Instruments - In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments -- an amendment of FASB Statements No. 133 and 140. SFAS No. 155 resolves issues addressed in SFAS No. 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interests in Securitized Financial Assets. SFAS No. 155 will become effective for the Company's year beginning on January 1, 2007. The impact of SFAS No. 155 will depend on the nature and extent of any new derivative instruments entered into after the effective date.

NOTE 2 - ACQUISITION OF HIGH PERFORMANCE COATINGS, INC.

On September 30, 2005, nCoat acquired High Performance Coatings, Inc. (HPC) for a payment by the Company of $3,000,000 in cash, of which $500,000 was placed into an escrow account. Under the terms of the related stock purchase agreement (the Agreement), the former owner of HPC agreed to indemnify the Company for any losses it incurs as a result of any inaccuracy or breach of the representations or covenants made in the Agreement. The funds placed in the escrow account are for payment of claims made against the former owner. One-third of the funds placed in the escrow account not claimed by the Company are to be released to the former owner of HPC annually beginning September 30, 2006. In addition, the Company entered into a consulting agreement with the former owner of HPC, as more fully described in Note 6.

nCoat Automotive Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information with Respect to September 30, 2006 and for the Nine Months
Ended September 30, 2006 and 2005 is Unaudited)

The acquisition was accounted for using the purchase method of accounting. The assets acquired and the liabilities assumed were recognized based on their fair values. The fair value of acquired intangible assets was determined by a third-party valuation. The fair value of the net assets acquired exceeded the purchase price. That excess was allocated as a pro rata reduction to the fair values of the intangible assets acquired. Goodwill was not recognized from the acquisition.

The following table summarizes the allocated values of the assets acquired and liabilities assumed at September 30, 2005:

Cash	$44,210
Trade accounts receivable	690,882
Inventory	81,434
Other current assets	64,192
Total current assets	880,718
Property and equipment	372,622
Intangible assets	3,991,444
Deferred tax assets	259,209
Total assets acquired	5,503,993
Accounts payable	269,155
Accrued liabilities	21,634
Accrued consulting obligation	500,000
Notes payable, current portion	152,474
Total current liabilities	943,263
Long-term notes payable	70,742
Deferred income tax	1,489,988
Total liabilities assumed	2,503,993
Net Assets Acquired	$3,000,000

The estimated lives of acquired intangible assets and related future amortization are discussed more fully in Note 4.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

nCoat Automotive Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information with Respect to September 30, 2006 and for the Nine Months
Ended September 30, 2006 and 2005 is Unaudited)

	September 30,	December 31,
	2006	2005
Machinery and equipment	$984,473	$340,593
Computer and office equipment	244,275	104,182
Furniture and fixtures	39,007	29,725
Vehicles	27,701	27,701
Leasehold improvements	51,837	51,837
Total Property and Equipment	1,347,293	554,038
Less: Accumulated depreciation	134,571	31,949
Net Property and Equipment	$1,212,722	$522,089

Depreciation expense was $102,622 and $31,949 respectively for the period ended September 30, 2006 and for the year ended December 31, 2005.

NOTE 4 - INTANGIBLE ASSETS

In connection with the acquisition of High Performance Coating, Inc. on September 30, 2005, the Company identified the following intangible assets, allocated the following values to these assets and determined the following to be their weighted-average useful lives. The following tables also present the carrying value of the intangible assets at September 30, 2006 and December 31, 2005:

	Gross		Net
	Carrying	Accumulated	Carrying
At September 30, 2006	Amount	Amortization	Amount
Assets Not Subject to Amortization
Brand name and trademark	$508,002		$508,002
Assets Subject to Amortization
Non-compete and non-disclosure agreements	762,003	$168,234	593,769
Certifications and licenses	508,002	88,900	419,102
Customer base	798,289	230,617	567,672
Technology	471,716	47,172	424,544
Trade secrets and formulas	943,432	94,344	849,088
Total Assets Subject to Amortization	3,483,442	629,267	2,854,175
Total Intangible Assets	$3,991,444	$629,267	$3,362,177

nCoat Automotive Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information with Respect to September 30, 2006 and for the Nine Months
Ended September 30, 2006 and 2005 is Unaudited)

At December 31, 2005	Original Weighted-Average Useful Life	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Assets Not Subject to Amortization
Brand name and trademark		$508,002		$508,002
Assets Subject to Amortization
Non-compete and non-disclosure agreements	4.5 years	762,003	$42,058	719,945
Certifications and licenses	10.0 years	508,002	50,800	457,202
Customer base	9.0 years	798,289	57,654	740,635
Technology	10.0 years	471,716	11,793	459,923
Trade secrets and formulas	10.0 years	943,432	23,587	919,845
Total Assets Subject to Amortization	6.9 years	3,483,442	185,892	3,297,550
Total Intangible Assets		$3,991,444	$185,892	$3,805,552

Amortization expense relating to intangible assets was $443,375 for the period ended September 30, 2006 and $185,892 for the year ended December 31, 2005. Estimated amortization expense for each of the five succeeding years ending December 31, are: 2006 - $131,137; 2007 - $512,700; 2008 - $468,745; 2009 - $410,274; 2010 - $306,404 and 2011 - $246,066.

The High Performance Coating, Inc. and the “HPC” brand name and trademark are not subject to amortization. Intangible assets are tested for impairment on a quarterly basis. The assessment of the intangible assets determined that no impairment had occurred through December 31, 2005 or September 30, 2006.

NOTE 5 - NOTES PAYABLE

Revolving Credit Loan Agreement - The Company has a $200,000 revolving credit loan agreement with a bank. The related promissory note bears interest on the outstanding balance at the bank’s prime rate plus 1% at September 30, 2006 (9.25%) and at 1.675% at December 31, 2005 (8.175%). The revolving credit agreement matures on February 7, 2007. Repayment of the promissory note is guaranteed by the president of the Company. At September 30, 2006, the balance due under the note payable was $189,693 and at December 31, 2005, the balance due was $128,170. The note payable is secured by assets of the Company.

Note and Warrant Financing Agreement - On September 28, 2005, nCoat received $3,000,000 of proceeds from the issuance of a $3,000,000 promissory note payable to the Mark H. Willes Family Trust and the issuance of warrants to purchase 850,000 shares of common stock at $0.0002 per share. Interest on the note accrues at 18% per annum and is payable in quarterly payments of $135,000 through September 30, 2006 when principal and unpaid accrued interest were due. The note is secured by 1,666,666 shares of common stock of nCoat held by a company owned by an officer and director of nCoat. The note was not paid on its due date and is in default. Under the default provisions established after default occurred, interest accrues at 24% per annum from January 1, 2007.

nCoat Automotive Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information with Respect to September 30, 2006 and for the Nine Months
Ended September 30, 2006 and 2005 is Unaudited)

The warrants are exercisable on the earlier of September 28, 2008, the date the Company closes an initial public offering of its common stock, or ten days preceding the date of a reorganization, merger or sale of substantially all of the assets of the Company. The warrants expire, if not exercised, on December 31, 2010. The lender may exercise the warrants on a cashless basis by relinquishing a sufficient number of common shares at their market value on the exercise date to pay the exercise price. The holder of the warrants does not have registration rights or other rights that would cause the warrants to be classified as a derivative liability.

The fair value of the warrants on the date issued of $1,682,585 was determined using the Black-Scholes option pricing model with the following assumptions: grant-date fair value of the underlying common stock of $1.98 per share, risk-free interest rate of 4.0%, expected future volatility of 33.5%, dividend yield of 0%, and estimated life of five years. The proceeds were allocated between the note payable and the warrants based on their relative fair values and resulted in allocating $1,922,015 to the note and $1,077,985 to the warrants. Amortization of the resulting $1,077,985 discount to the note payable is being recognized as interest expense over the term of the note. The discount resulted in a 70.9% effective interest rate on the note payable.

Notes payable at September 30, 2006 and December 31, 2005 are summarized as follows:

	September 30,	December 31,
	2006	2005
$200,000 Revolving credit loan payable to a bank; bearing interest at bank's prime rate plus 1.00% (9.25% at September 30, 2006); due February 7, 2007	$189,693	$128,170
$3,000,000 note payable; stated interest rate of 18%; due September 30, 2006, in default, default interest rate 24%, net of $0 and $801,880 unamortized discount	3,000,000	2,198,120
Notes payable to a bank; secured by vehicles; due in monthly payments of $2,095 through 2010 , including interest at 6.75% to 7.75%	73,628	85,609
Total Notes Payable	3,263,321	2,411,899
Less: Current portion	3,194,646	2,345,819
Long-Term Notes Payable	$68,675	$66,080

Annual maturities of notes payable, excluding unamortized discounts, are as follows:

	At September 30,	At December 31,
	2006	2005
2006	$3,194,646	$3,147,699
2007	20,986	20,986
2008	22,554	22,554
2009	21,673	21,673
2010	3,462	867

nCoat Automotive Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information with Respect to September 30, 2006 and for the Nine Months
Ended September 30, 2006 and 2005 is Unaudited)

NOTE 6 - ACCRUED CONSULTING OBLIGATION

On September 29, 2005, the Company and HPC entered into a consulting agreement with the former owner of HPC. Under the terms of the consulting agreement, the Company is obligated to pay the consultant a base consulting fee of $10,000 per month for four years, and extended in one year terms unless notice is given by one of the parties 60 days before the end of the term of the agreement or any renewal period. The Company is obligated to pay the consultant an annual performance bonus in the amount of 2.5% of the annual increase in the Company’s gross profit from existing customers at September 29, 2005.

In addition, the Company is contingently obligated to pay the consultant $500,000 within 60 days of the earlier of date the Company completes a reverse acquisition of a public shell company or the Company reaches annual revenue of $10,000,000. At the consultant’s option, the contingent payment is payable either in cash or in the Company’s common stock at the market price of the Company’s common stock on the date it begins to trade in a public market. In accordance with SFAS 141, Business Combinations, the contingent obligation to the consultant was recognized as an additional element of cost of HPC and as a liability on the date of the acquisition.

NOTE 7 - COMMON STOCK

The Company issued 5,000,000 shares of common stock to its founders on July 28, 2005. The consolidated financial statements have been adjusted to present the issuance of these shares of common stock as though they were issued on September 25, 2004, which was the date the unincorporated business began operations. No consideration was received in exchange for the issuance of these shares.

On November 9, 2005, the Company issued 1,262,121 shares of common stock for cash totaling $2,500,000, or $1.98 per share. The Company also issued 100,000 shares for services on September 30, 2005. The value of the services was determined based on the price shares were issued for cash during November 2005, or $1.98 per share, totaling $198,000. On June 2, 2006, the Company issued 1,287,879 shares of common stock for cash totaling $1,500,000, or $1.16 per share.

NOTE 8 - OPERATING AND CAPITAL LEASES

The Company leases operating and manufacturing facilities under the terms of operating leases which expire on June 30, 2008 and March 30, 2011. Other operating and manufacturing facilities are leased on a month to month basis. Future annual minimum lease payments required under the terms of operating leases that have noncancelable lease terms in excess of one month are as follows:

	At September 30,	At December 31,
Year Ending December 31:	2006	2005
2006	$64,107	$64,524
2007	243,094	22,698
2008	248,738	-
2009	248,738	-
2010	248,738	-
2011	62,184	-
Total	$1,115,599	$87,222

The Company leases equipment under the terms of capital leases. The following is a schedule by years of the future minimum lease payments due under capital leases together with the present value of the net minimum lease payments:

nCoat Automotive Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information with Respect to September 30, 2006 and for the Nine Months
Ended September 30, 2006 and 2005 is Unaudited)

	At September 30,	At December 31,
Year Ending December 31:	2006	2005
2006	$50,674	$8,937
2007	199,164	-
2008	199,164	-
2009	190,002	-
2010	130,246	-
Thereafter	41,872	-
Total minimum lease payments	811,122	8,937
Less: Amount representing interest	189,794	-
Present value of net minimum lease payments	621,328	8,937
Less: Current portion of obligations under capital leases	124,226	8,937
Long-Term Obligations under Capital Leases	$497,102	$-

NOTE 9 - INCOME TAXES

The Company provides deferred tax assets and liabilities for the expected future tax benefit or expense of temporary reporting differences and carry forwards that are recognized in different periods for tax and financial reporting. The amount of and ultimate realization of the benefits from the deferred tax assets for income tax purposes is dependent, in part, upon the tax laws in effect, the Company’s future earnings, and other future events, the effects of which cannot be presently determined. The components of the benefit from income taxes during the nine months ended September 30, 2006 and during the year ended December 31, 2005 consist of the following:

	September 30,	December 31,
For the Period Ended:	2006	2005
Current	$-	$21,102
Deferred	751,619	479,160
Total Benefit from Income Taxes	$751,619	$500,262

A reconciliation of the income tax benefit computed at the federal statutory rate of 34% to the Company’s income tax benefit is as follows:

	For the Nine Months Ended September 30,		For the Year Ended December 31,	For the Period from September 25, 2004 (Date of Inception)through
	2006	2005	2005	December 31, 2004

Benefit at Federal statutory rate (34%)	$1,703,270	$124,924	$597,846	$138,947
Non-deductible expenses	(13,894)	-	(583)	-
Benefit of current loss allocated to the purchase of High Performance Coating, Inc.	-	-	(152,434)	-
State income tax benefit, net of federal tax	163,969	-	58,026	13,487
Change in valuation allowance	(1,101,726)	(124,924)	-	(152,434)
Effect of lower effective rates	-	-	(2,593)	-
Total Benefit from Income Taxes	$751,619	$-	$500,262	$-

nCoat Automotive Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information with Respect to September 30, 2006 and for the Nine Months
Ended September 30, 2006 and 2005 is Unaudited)

During the year ended December 31, 2005, $152,434 of the valuation allowance against deferred income tax assets was recognized as a reduction in net deferred tax liabilities associated with the acquisition of High Performance Coatings. At December 31, 2005, the Company had approximately $1,366,000 of operating loss carry forwards which expire in 2025 if not used prior to that date. The temporary differences and carry forwards that gave rise to the deferred tax liabilities and assets at September 30, 2006 and December 31, 2005 and 2004 are as follows:

	September 30,	December 31,
	2006	2005	2004
Deferred Tax Liabilities
Depreciation of property and equipment	$28,292	$36,318	$-
Amortization of intangible assets	1,254,092	1,419,471	-
Total Deferred Tax Liabilities	1,282,384	1,455,789	-
Deferred Tax Assets
Allowance for doubtful accounts	5,128	7,971	-
Accrued consulting obligation	186,500	186,500	-
Payable to shareholders	-	-	152,434
Operating loss carryforwards	2,192,482	509,699	-
Total Deferred Tax Assets	2,384,110	704,170	152,434
Valuation Allowance	(1,101,726)	-	(152,434)
Net Deferred Tax Liability	$-	$751,619	$-

TYLERSTONE VENTURES CORPORATION
( Pre-Exploration Stage Company)
BALANCE SHEETS
November 30, 2006 and August 31, 2006

	Nov 30,	Aug 31,
	2006	2006
ASSETS
CURRENT ASSETS

Cash	$339	$896
Note receivable and accrued interest	1,257,049	-

Total Current Assets	$1,257,388	$896

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES

Accounts payable - related parties	$49,500	$21,632
Accounts payable	-	27,852

Total Current Liabilities	49,500	49,484

DEBENTURES PAYABLE AND ACCRUED INTEREST	1,257,049	-

STOCKHOLDERS' DEFICIENCY

Common stock
25,000,000 shares authorized, at $0.001 par value, 2,610,000 shares issued and outstanding	2,610	2,610
Capital in excess of par value	102,440	102,440
Deficit accumulated during the pre-exploration stage	(154,211)	(153,638)

Total Stockholders' Deficiency	(49,161)	(48,588)

	$1,257,388	$896

The accompanying notes are an integral part of these financial statements.

TYLERSTONE VENTURES CORPORATION
(Pre-Exploration Stage Company)
STATEMENTS OF OPERATIONS
For the Three Months Ended November 30, 2006 and 2005 and the
Period September 24, 1998 (Date of Inception) to November 30, 2006

			Sept 24, 1998
	Nov 30,	Nov 30,	to Nov 30,
	2006	2005	2006

REVENUES	$-	$-	$-

EXPENSES	573	18,579	154,211

NET LOSS FROM OPERATIONS	(573)	(18,579)	$(154,211)

OTHER INCOME AND EXPENSES

Interest income	7,049	-	7,049
Interest expense	(7,049)	-	(7,049)

NET LOSS	$(573)	$(18,579)	$(154,211)

NET LOSS PER COMMON SHARE

Basic and diluted	$-	$(.01)

AVERAGE OUTSTANDING SHARES
Basic	2,610,000	2,120,000

The accompanying notes are an integral part of these financial statements.

TYLERSTONE VENTURES CORPORATION
( Pre-Exploration Stage Company)
STATEMENTS OF CASH FLOWS
For the Three Months Ended November 30, 2006 and 2005 and the
Period September 24, 1998 (Date of Inception) to November 30, 2006

	Nov 30,	Nov 30,	Sept 24, 1998 to to Nov 30,
	2006	2005	2006

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(573)	$(18,579)	$(154,211)
Adjustments to reconcile net loss to net cash provided by operating activities
Changes in note receivable	(1,250,000)	-	(1,250,000)
Changes in accounts payable	(27,852)	16,929	-
Contributions to capital - expenses	-	1,650	51,500

Net Change in Cash From Operations	(1,278,425)	-	(1,352,711)

CASH FLOWS FROM INVESTING ACTIVITIES	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Changes in accounts payable - related parties	27,868	-	49,500
Proceeds from issuance of debentures	1,250,000	-	1,250,000
Proceeds from issuance of common stock	-	-	53,550
	1,277,868		1,353,050

Net Increase (Decrease) in Cash	(557)	-	339

Cash at Beginning of Period	896	-	-

Cash at End of Period	$339	-	$339

The accompanying notes are an integral part of these financial statements.

SCHEDULE OF NONCASH OPERATING ACTIVITIES
Contribution to capital - expenses - 1999 to 2006	51,500

The accompanying notes are an integral part of these financial statements.

TYLERSTONE VENTURES CORPORATION
( Pre-Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
November 30, 2005

1.	ORGANIZATION

The Company was incorporated under the laws of the state of Delaware on September 24, 1998 with authorized common stock of 25,000,000 shares at a par value of $.001.

The Company was organized for the purpose of acquiring and developing mineral properties. At the balance sheet date a mineral property with unknown reserves had been acquired. The Company has not established the existence of a commercially minable ore deposit and has not reached the development stage and is considered to be in the pre-exploration stage.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not yet adopted a policy regarding payment of dividends.

Earnings (Loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of any common share rights unless the exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

Financial Instruments

The carrying amounts of financial instruments are considered by management to be their estimated fair values due to their short term maturities.

TYLERSTONE VENTURES CORPORATION
( Pre-Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS - continued
November 30, 2005

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recognized, when it is more likely than not, that such tax benefits will not be realized.

On November 30, 2006, the Company had an operating losse carry forward of $154,211. There has been a substantial change in stockholders and the amount of available loss carryforward has not been determined.

Unproven Mineral Claim Costs

Costs of acquisition, exploration, carrying, and retaining unproven properties are expensed as incurred.

Environmental Requirements

At the report date environmental requirements related to the mineral claims acquired are unknown and therefore an estimate of any future cost cannot be made.

Financial and Concentrations Risk

The Company does not have any concentration or related financial credit risk, except for a note receivable, and management considers the note to be fully collectable.

Revenue Recognition

Revenue will be recognized on the sale and delivery of a product or the completion of a service provided.

Advertising and Market Development

The company will expense any advertising and market development costs as incurred.

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

TYLERSTONE VENTURES CORPORATION
( Pre-Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS - continued
Novmeber 30, 2005

3.	SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

Officers-directors have acquired 57% of the outstanding common stock, and have made demand, no interest loans to the Company of $47,232 and contributions to capital of $44,900 by payment of Company expenses.

4.	AQUISITION OF AN UNPROVEN MINERAL CLAIM

The Company acquired a single mineral claim of 1,235 acres known as the Tylerstone claim situated within the Lillooet Mining Division of British Columbia. The property is located approximately 80 air-miles north-northwest of Vancouver, British Columbia. The expiration date of the claim is February 24, 2006. The renewal cost of these claims is $3,411 Canadian. The costs of staking and filing have been expensed.

5.	CAPITAL STOCK

Since its inception the Company has completed private placement offerings of 2,120,000 common shares for $4,550 and during February 2006 issued 490,000 registered common shares for $49,000.